BLOUNT, INC. & SUBSIDIARIES
SCHEDULE II
CONSOLIDATED SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS

For the years ended the last day of February 1993, 1994 and 1995
In thousands
- ------------

       Column A               Column B               Column C                 Column D          Column E
       --------             ------------      -------------------------      -----------       ----------
                                                     Additions
                                              -------------------------
                             Balance at       Charged to     Charged to                        Balance at
                            Beginning of       Cost and        Other                             End of
      Description              Period          Expenses       Accounts        Decuctions         Period
      -----------           ------------      ----------     ----------      ------------      ----------


1993
- ----
Allowance for doubtful
accounts receivable           $ 2,478           $   992                       $   907 (1)        $ 2,563
                              =======           =======                       =======            =======

1994
- ----
Allowance for doubtful
accounts receivable           $ 2,563           $   967                       $ 1,292 (1)        $ 2,238
                              =======           =======                       =======            =======

1995
- ----
Allowance for doubtful
accounts receivable           $ 2,238           $   801      $    97          $   525 (1)        $ 2,611
                              =======           =======      =======          =======            =======


(1)  Principally amounts written-off less recoveries of amounts previously written-off.
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